Exhibit 4.2

                                 FORM OF WARRANT
                                 ---------------

        THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                    Right to Purchase _______________ Shares

                             SHARE PURCHASE WARRANT

        THIS CERTIFIES THAT, for value received, ______________________________, or its registered assigns (the "HOLDER"), is entitled to purchase from Enthrust Financial Services, Inc., a Delaware corporation (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, _______________________ (__________) shares of the Common Stock, par value $.001 per share of the Company ("COMMON STOCK") at an exercise price per Share equal to $7.00 (the "INITIAL EXERCISE PRICE") The term "WARRANT SHARES," as used herein, refers to the Shares purchasable hereunder. The Warrant Shares and the Initial Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "WARRANT" means this Warrant.

        This Warrant is subject to the following terms, provisions, and conditions:

        1.      WARRANT EXERCISE.

        (a) MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, this Warrant may be exercised by the Holder hereof, in whole or in part, by the delivery of a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company during normal business hours on any business day at the Company's principal executive offices at 1270 Avenue of the Americas, 16th Floor, New York, NY 10020 and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder unless such exercise is being made with respect to all of the underlying Warrant Shares. Execution and delivery of an Exercise Agreement with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. The Warrant Shares so purchased shall be deemed to be issued to the Holder hereof or such Holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (if such surrender is required hereunder), the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above.
Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered by the Company to the Holder hereof within a reasonable time, not exceeding ten (10) business days, after this Warrant shall have been so exercised. If this Warrant shall have been exercised only in part, then, upon the request of the Holder, the

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Company  shall,  at  Company's  expense,   at  the  time  of  delivery  of  such
certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

        2. PERIOD OF EXERCISE. This Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and on or prior to 5:00 pm New York time on March 1, 2010 (the "EXERCISE PERIOD").

        3. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees that this Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

        4. ANTIDILUTION PROVISIONS. During the Exercise Period, the Initial Exercise Price, (in this section, the "EXERCISE PRICE") and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

                (a) DIVIDENDS, ETC. In case the Company shall: (a) declare or make a distribution on its outstanding Common Stock in shares of Common Stock, (b) subdivide or reclassify its outstanding Common Stock into a greater number of shares of Common Stock, or (c) combine or reclassify its outstanding Common Stock into a smaller number of shares of Common Stock; then, the Exercise Price in effect at the time of occurrence such distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any of the foregoing events shall occur.

                (b) ISSUANCES, ETC. If the Company shall, at any time or from time to time after the date hereof and on or before the exercise of this Warrant, issue any shares of Common Stock or other securities convertible into, or exchangeable or exercisable for, shares of Common Stock (the "ADDITIONAL SHARES") for a consideration per share less than the applicable Exercise Price in effect immediately prior to the issuance of such Additional Shares, the Exercise Price for shares of Common Stock issuable upon exercise of this Warrant in effect immediately prior to each such issuance shall automatically (except as otherwise provided herein) be lowered to that price equal to (a) the Exercise Price times (b) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares plus (2) the number of shares of Common Stock which the aggregate consideration paid for such Additional Shares would purchase at the Exercise Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares. For the purposes of any adjustment of the Exercise Price pursuant to this Section 4(b) the following provisions shall be applicable:

                        (i) In the case of the issuance of shares of Common Stock in whole or in part for cash, the consideration shall be deemed to be the gross amount of cash paid therefor plus the value of any property other than cash received by the Company, determined as provided in subsection 4(b)(ii) hereof.

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                        (ii)    In the case of the  issuance of Common Stock for
        consideration other than cash, the value of such consideration other than cash shall be deemed to be the fair market value of such consideration as determined in good faith by the Board, irrespective of any accounting treatment.

                (c) OPTIONS, ETC. In the case of the issuance of options or other rights to purchase or subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or other rights to subscribe for such convertible or exchangeable securities:

                        (i) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsection 4(b)(i) and (ii) hereof), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby (the consideration in each case to be determined in the manner provided in subsection 4(b)(i) and (ii) hereof);

                        (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsection 4(b)(i) and (ii) hereof), provided that in making the foregoing calculations such convertible or exchangeable securities shall be deemed to have been converted or redeemed;

                        (iii) if there is any change in the exercise price of, or number of shares deliverable upon exercise of, any such options or rights or upon the conversion or exchange of any such convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), then the Exercise Price shall automatically be readjusted in proportion to such change; and

                        (iv) upon the expiration of any such options or rights or the termination of any such rights to convert or exchange such convertible or exchangeable securities, the Exercise Price shall be automatically readjusted to the Exercise Price that would have obtained had such options, rights or convertible or exchangeable securities not been issued.

                (d) NOTICE OF ADJUSTMENTS/CERTAIN EVENTS. Upon the occurrence of each adjustment or readjustment of the Exercise Price as a result of the events described in this Section 4, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company

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


shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth: (i) such adjustment or readjustment,
(ii) the Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon exercise of the Warrant. The Company will give also written notice to the Holder at least ten (10) days prior to the date on which the Company determines to make (A) any dividend or distribution upon the Common Stock or (B) any pro rata subscription offer to holders of Common Stock.

                (e) EXCEPTIONS TO ADJUSTMENT OF EXERCISE PRICE. No adjustment to the Exercise Price will be made upon the grant or exercise of any options or other rights to purchase shares of Common Stock issuable to employees, consultants, officers or directors of the Company.

                (f) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of Shares issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                (g) CONSOLIDATION, MERGER OR SALE. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company then as a condition of such consolidation, merger, sale or conveyance, adequate provision will be made whereby the Holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the Shares immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Shares immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4(i) hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant.

                (j) NO FRACTIONAL SHARES. No fractional Shares are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the value of a share of Common Stock (as reasonably determined by the Board of Directors) on the date of such exercise.

        5. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder of this Warrant.

        6. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any

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


liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        7.      TRANSFER, EXCHANGE, AND REPLACEMENT OF WARRANT.

                (a) RESTRICTION ON TRANSFER. This Warrant and the rights granted to the Holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in
Section 7(d) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(e) hereof. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

                (b) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                (c) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

                (d) REGISTER. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

                (e) EXERCISE OR TRANSFER WITHOUT REGISTRATION. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first Holder of this Warrant, by taking and holding the same, represents to the Company that such Holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

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


        8. NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company; and the address of the Company shall be 1270 Avenue of the Americas, 16th Floor, New York, NY 10020, Attn: Thomas Pinou and copy to Morse, Zelnick, Rose & Lander LLP, 405 Park Avenue New York, NY 10022 Attn:
Kenneth S. Rose, Esq. Both the Holder and the Company may change the address for service by service of written notice to the other as herein provided.

        9. CHOICE OF LAW; CONSENT TO JURISDICTION. This Warrant shall be enforced, governed and construed in accordance with the internal laws (without giving effect to the conflicts of law principles) of the State of New York. Each of the parties hereto submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, County of New York, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party hereto by sending or delivering a copy of the process to the party to be served at the address for each respective party provided for herein. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

        10.     MISCELLANEOUS.

                (a) AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder hereof.

                (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

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


                IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                        ENTHRUST FINANCIAL SERVICES, INC.


                                        By:
                                            -----------------------------
                                               John J. Borer, III
                                               Chief Executive Officer
Dated: July __, 2007


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


                           FORM OF EXERCISE AGREEMENT


                                                        Dated: ________ __, 200_
To:     Enthrust Financial Services, Inc.


        The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of $_________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:


                                            Name:
                                                  ------------------------------


                                            Signature:
                                            Address:
                                                    ----------------------------

                                                    ----------------------------


                                            Note: The  above  signature   should
                                                  correspond  exactly  with  the
                                                  name on the face of the within
                                                  Warrant, if applicable.

and, if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

                               FORM OF ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

        Name of Assignee                    Address              No of Shares
        ----------------                    -------              ------------






        , and hereby irrevocably constitutes and appoints ______________________ _________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within named corporation, with full power of substitution in the premises.


Dated:  ______________, 200_


In the presence of:
                                           _____________________________________

                                     Name: _____________________________________


                                     Signature:_________________________________
                                     Title of Signing Officer or Agent (if any):
                                               _________________________________

                                     Address:  _________________________________

                                               _________________________________


                                            Note: The  above  signature   should
                                                  correspond  exactly  with  the
                                                  name on the face of the within
                                                  Warrant, if applicable.


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